UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2018

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

RXi Pharmaceuticals Corporation

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2018, the Company appointed Gerrit Dispersyn, Dr. Med. Sc., age 43, as President and Chief Operating Officer (the “COO”) of the Company. Dr. Dispersyn joined the Company on April 24, 2017 as our Chief Development Officer. From 2014 to April 2017, Dr. Dispersyn was the Vice President, Global Head of Clinical Affairs at Integra Lifesciences Corporation, a medical technology company. Prior to assuming this role, Dr. Dispersyn held the position of Vice President, Program Management & Clinical Affairs from 2008 to 2014. In these positions, Dr. Dispersyn was responsible for the global strategy and execution of clinical and product development, clinical operations and medical affairs projects.

Dr. Dispersyn was appointed Chief Development Officer pursuant to an employment agreement, dated April 24, 2017 (the “Employment Agreement”). That Employment Agreement remains in full force and effect following Dr. Dispersyn’s appointment as President and COO of the Company. Pursuant to the Employment Agreement, Dr. Dispersyn was entitled to receive an initial base salary of $285,000 per annum, as well as a performance bonus of up to 30% of his base salary, subject to the achievement of performance goals to be established annually. Dr. Dispersyn’s current salary is $320,000. Additionally, on April 24, 2017, Dr. Dispersyn received an option entitling him to purchase 9,500 shares of Company common stock at an exercise price equal to the fair value of the underlying common stock on the date of grant. The option vests in equal monthly installments over four years such that the option will become fully vested and exercisable on April 24, 2021. On August 1, 2018, Dr. Dispersyn received an option entitling him to purchase 16,000 shares of Company common stock at an exercise price equal to the fair value of the underlying common stock on the date of grant and a restricted stock unit entitling him to receive 16,000 shares of Company common stock upon the vesting date of such restricted stock unit. Both the option and restricted stock unit vest in equal annual installments over four years such that the option and restricted stock unit will become fully vested and exercisable on August 1, 2022.

Dr. Dispersyn’s Employment Agreement provides that, upon termination of Dr. Dispersyn’s employment without “cause” (as defined therein) by us or by Dr. Dispersyn for “good reason” (as defined therein), he will be entitled to payment of: (1) any accrued but unpaid salary and unused vacation as of the date of his termination; (2) six months of salary from the date of termination; and (3) continued participation, at our expense, during the applicable six-month severance period in our sponsored group medical and dental plans. In the event his employment is terminated within twelve months following a “change of control” of the Company, he will be entitled to: (x) twelve months of salary from the date of termination; (y) accelerated vesting of any unvested Company stock options held by him as to 50% of the unvested option shares or the portion of the unvested option shares that would have vested over the following twenty-four months, whichever is greater; and (z) continued participation, at our expense, during the twelve-month severance period in our sponsored group medical and dental plans.

The foregoing description of Dr. Dispersyn’s Employment Agreement is qualified in its entirety to the full text of the Employment Agreement, filed as Exhibit 10.22 on the Company’s May 4, 2017 Post-effective Amendment No. 1 to the Registration Statement on Form S-1, and incorporated herein by reference.

In connection with Dr. Dispersyn’s appointment to President and Chief Operating Officer, Geert Cauwenbergh, Dr. Med. Sc. and the Company mutually agreed that his position as President of the Company would cease effective November 14, 2018. Dr. Cauwenbergh agreed to remain with the Company as Chief Executive Officer. Dr. Cauwenbergh continues to serve as the Company’s principal executive and financial officer. Dr. Cauwenbergh’s employment agreement was filed with the Company’s May 3, 2012 Current Report on Form 8-K, remains in full force and effect, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2018, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) with the Secretary of State of the State of Delaware to change its legal corporate name from RXi Pharmaceuticals Corporation to Phio Pharmaceuticals Corp. (the “Name Change”), with such change to be effective as of November 19, 2018 (the “Effective Date”). The Company’s Board of Directors previously approved the Name Change. The Company has also filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effective on the Effective Date (the “Amended and Restated Certificate of Incorporation”) to restate and integrate the provisions of the Company’s Certificate of Incorporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. With the exception of the Name Change, there were no other changes to the Company’s Amended and Restated Certificate of Incorporation.

As of market open on the Effective Date, the Company’s common stock and listed warrants will begin trading on The Nasdaq Capital Market under the ticker symbol “PHIO” and “PHIOW,” respectively, under the new CUSIP numbers 71880W204 and 71880W105, respectively. All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock and listed warrants will be automatically adjusted. Outstanding stock certificates for shares of the Company continue to be valid and need not be exchanged.

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Effective November 19, 2018, the Company also adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”), solely to reflect the Name Change.

The foregoing description of the Certificate of Amendment, the Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws are qualified in their entirety by reference to their full text, copies of which are attached hereto as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, and incorporated herein by reference.

Item 8.01 Other Events

On November 19, 2018, the Company issued a press release announcing the completion of the Name Change. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp., effective November 19, 2018.
3.2	Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp., effective November 19, 2018.
3.3	Amended and Restated Bylaws of Phio Pharmaceuticals Corp., effective November 19, 2018.
3.4	Specimen Common Stock Certificate of Phio Pharmaceuticals Corp.
99.1	Press Release issued by the Company dated November 19, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: November 19, 2018	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer

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